Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information of Prologis, Inc. and Prologis, L.P. as of June 30, 2018 and for the year ended December 31, 2017 and the six months ended June 30, 2018

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On August 22, 2018, DCT Industrial Trust Inc. (“DCT Inc.”) merged with and into Prologis, Inc., with Prologis, Inc. surviving the merger (the “Company Merger”) and immediately prior to the effective time of the Company Merger, DCT Industrial Operating Partnership LP (“DCT OP”) merged with and into Prologis, L.P. (“Prologis OP”), with Prologis OP surviving the merger (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).

Under the terms of the Merger Agreement, at the effective time of the Company Merger, each issued and outstanding share of DCT Inc. common stock was converted automatically into 1.02 shares of Prologis, Inc. common stock and immediately prior to the effective time of the Company Merger, each issued and outstanding common unit of DCT OP was converted automatically into 1.02 common units of the Prologis OP.

After consideration of all applicable factors pursuant to the business combination accounting rules, we concluded the Mergers will be treated as an asset acquisition and as a result the transaction costs will be capitalized to the basis of the acquired properties.

Description of Presentation

Prologis, Inc. is a real estate investment trust (a “REIT”) and the general partner of Prologis OP. We operate Prologis, Inc. and Prologis OP as one enterprise. The management of Prologis, Inc. consists of the same members as the management of Prologis OP. As sole general partner, Prologis, Inc. has control of Prologis OP through complete responsibility and discretion in the day-to-day management and therefore, consolidates Prologis OP for financial reporting purposes. Because the only significant asset of Prologis, Inc. is its investment in Prologis OP, the assets and liabilities of Prologis, Inc. and Prologis OP are the same on their respective financial statements.

The presentation of noncontrolling interests, stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of Prologis, Inc. and those of Prologis OP. The differences in the presentations between stockholders’ equity and partners’ capital result from the differences in the equity and capital issuances in Prologis, Inc. and in Prologis OP.

The term “Prologis” means Prologis, Inc. and Prologis OP collectively. The term “DCT” means DCT Inc. and DCT OP collectively.

Pro forma Information

The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Prologis and DCT as if the Mergers had previously occurred on the dates specified below. The accompanying Unaudited Pro Forma Condensed Combined Balance Sheets at June 30, 2018 have been prepared as if the Mergers had occurred as of that date. The accompanying Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2017 and the six months ended June 30, 2018 have been prepared as if the Mergers had occurred as of January 1, 2017.

During the period from January 1, 2017 to June 30, 2018, Prologis and DCT acquired and disposed of various real estate assets. None of the assets acquired or disposed of by the respective companies during this period exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2017 and the six months ended June 30, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2017.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to in this section as the accompanying notes.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. Under acquisition accounting, the total purchase price is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed of DCT based on their respective fair values, as further described in the accompanying notes. The total merger consideration and assignment of fair values to DCT’s assets and liabilities has not been finalized and is subject to change and the actual amounts at the time the Mergers are completed could vary materially from this pro forma information.

The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). All significant adjustments necessary to reflect the effects of the Mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

You are urged to read the pro forma information below together with Prologis’ and DCT’s publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, Prologis has assumed a preliminary total purchase price of approximately $6.6 billion for the Mergers, which consists of Prologis, Inc. common stock and Prologis OP common units issued in exchange for the DCT Inc. common stock and DCT OP common units (in millions, except price per share/unit):

Number of DCT shares and units converted to Prologis shares and units at June 30, 2018 (1)	99.83
Multiplied by price of Prologis, Inc. common stock on August 21, 2018 (2)	$65.75
Estimated fair value of Prologis shares and units to be issued	6,564
Estimated transaction costs (3)	51
Estimated aggregate consideration	$6,615

(1)

The DCT Inc. stockholders and DCT OP unitholders received 1.02 of a newly issued share of Prologis, Inc. common stock and Prologis OP common unit, respectively, for each DCT common share or DCT OP unit that they owned.

(2)

Pursuant to accounting rules, the purchase price is based on the closing price of Prologis, Inc.’s common stock on August 21, 2018, with the consummation of the Mergers before the market opened on August 22, 2018.

(3)

For purposes of the pro forma information, estimated transaction costs for the Mergers were included in the estimated aggregate consideration. These estimated transaction costs paid by Prologis are expected to be approximately $51 million and include costs associated with investment banker advisory fees, legal and accounting fees, termination and severance and other costs. These costs will be capitalized. Termination and severance costs for the conversion of unvested shares of DCT Inc. common stock and DCT OP common units under DCT’s equity incentive plan that became fully vested at closing are included in the estimated fair value of Prologis, Inc. common stock and Prologis OP common units to be issued.

The Unaudited Pro Forma Condensed Combined Financial Statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the Mergers.

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2018

(In thousands)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
ASSETS
Investments in real estate properties	$25,555,343	$4,775,133	$3,330,335	(B)	$33,660,811
Less accumulated depreciation	4,283,877	926,571	(926,571)	(C)	4,283,877
Net investments in real estate properties	21,271,466	3,848,562	4,256,906		29,376,934
Investments in and advances to unconsolidated entities	5,414,623	73,031	17,615	(D)	5,505,269
Assets held for sale or contribution	892,546	-	-		892,546
Net investments in real estate	27,578,635	3,921,593	4,274,521		35,774,749

Cash and cash equivalents	527,830	35,656	-		563,486
Other assets	1,396,417	125,897	336,069	(E)	1,858,383
Total assets	$29,502,882	$4,083,146	$4,610,590		$38,196,618

LIABILITIES AND EQUITY
Liabilities:
Debt	$9,427,124	$1,774,756	$61,054	(F)	$11,262,934
Accounts payable and accrued expenses	719,679	106,714	-		826,393
Other liabilities	629,576	125,492	(10,321)	(G)	744,747
Total liabilities	10,776,379	2,006,962	50,733		12,834,074

Equity:
Stockholders’ equity:
Preferred shares	68,948	-	-		68,948
Common stock	5,333	941	21	(H)	6,295
Additional paid-in capital	19,322,016	3,000,086	3,372,579	(H)	25,694,681
Accumulated other comprehensive loss	(1,041,486)	(5,036)	5,036	(H)	(1,041,486)
Distributions in excess of net earnings	(2,716,241)	(1,015,254)	1,015,254	(H)	(2,716,241)
Total stockholders’ equity	15,638,570	1,980,737	4,392,890		22,012,197
Noncontrolling interests	2,624,175	15,670	5,867	(I)	2,645,712
Limited partnership unitholders	463,758	79,777	161,100	(H)	704,635
Total equity	18,726,503	2,076,184	4,559,857		25,362,544
Total liabilities and equity	$29,502,882	$4,083,146	$4,610,590		$38,196,618

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the six months ended June 30, 2018

(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
Revenues:
Rental	$854,450	$165,679	$188	(J)	$1,020,317
Rental recoveries	246,172	53,525	-		299,697
Strategic capital	208,658	672	-		209,330
Development management and other	5,652	-	-		5,652
Total revenues	1,314,932	219,876	188		1,534,996
Expenses:
Rental	276,270	53,270	-	(K)	329,540
Strategic capital	78,710	-	-		78,710
General and administrative	120,043	20,288	-	(K)	140,331
Depreciation and amortization	407,754	83,499	40,025	(L)	531,278
Other	7,754	245	-		7,999
Total expenses	890,531	157,302	40,025		1,087,858

Operating income	424,401	62,574	(39,837)		447,138

Other income (expense):
Earnings from unconsolidated entities, net	125,205	2,166	(1,228)	(M)	126,143
Interest expense	(102,575)	(32,183)	11,121	(N)	(123,637)
Interest and other income (expense), net	7,617	(80)	-		7,537
Gains on dispositions of investments in real estate, net	289,372	43,974	-		333,346
Foreign currency and derivative gains, net	44,288	-	-		44,288
Losses on early extinguishment of debt, net	(702)	-	-		(702)
Total other income	363,205	13,877	9,893		386,975
Earnings before income taxes	787,606	76,451	(29,944)		834,113
Total income tax expense	30,656	221	-		30,877
Consolidated net earnings	756,950	76,230	(29,944)		803,236
Less net earnings attributable to noncontrolling interests	53,485	3,291	(1,103)	(O)	55,673
Net earnings attributable to controlling interests	703,465	72,939	(28,841)		747,563
Less preferred stock dividends	2,952	-	-		2,952
Net earnings attributable to common stockholders	$700,513	$72,939	$(28,841)		$744,611

Weighted average common shares outstanding – Basic	532,427	93,956		(P)	628,617
Weighted average common shares outstanding – Diluted	554,066	93,981		(P)	653,891

Net earnings per share attributable to common stockholders – Basic	$1.32	$0.77			$1.18

Net earnings per share attributable to common stockholders – Diluted	$1.30	$0.77			$1.17

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2017

(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
Revenues:
Rental	$1,737,839	$320,295	$8,215	(J)	$2,066,349
Rental recoveries	487,302	102,731	-		590,033
Strategic capital	373,889	1,442	-		375,331
Development management and other	19,104	-	-		19,104
Total revenues	2,618,134	424,468	8,215		3,050,817
Expenses:
Rental	569,523	103,000	-	(K)	672,523
Strategic capital	155,141	-	-		155,141
General and administrative	231,059	28,994	-	(K)	260,053
Depreciation and amortization	879,140	169,466	78,596	(L)	1,127,202
Other	12,205	(274)	-		11,931
Total expenses	1,847,068	301,186	78,596		2,226,850

Operating income	771,066	123,282	(70,381)		823,967

Other income (expense):
Earnings from unconsolidated entities, net	248,567	6,394	(2,394)	(M)	252,567
Interest expense	(274,486)	(66,054)	24,029	(N)	(316,511)
Interest and other income (expense), net	13,731	(5)	-		13,726
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	1,182,965	47,126	-		1,230,091
Foreign currency and derivative losses, net	(57,896)	-	-		(57,896)
Losses on early extinguishment of debt, net	(68,379)	-	-		(68,379)
Total other income (expense)	1,044,502	(12,539)	21,635		1,053,598
Earnings before income taxes	1,815,568	110,743	(48,746)		1,877,565
Total income tax expense	54,609	2,267	-		56,876
Consolidated net earnings	1,760,959	108,476	(48,746)		1,820,689
Less net earnings attributable to noncontrolling interests	108,634	4,982	(1,812)	(O)	111,804
Net earnings attributable to controlling interests	1,652,325	103,494	(46,934)		1,708,885
Less preferred stock dividends	6,499	-	-		6,499
Loss on preferred stock repurchase	3,895	-	-		3,895
Net earnings attributable to common stockholders	$1,641,931	$103,494	$(46,934)		$1,698,491

Weighted average common shares outstanding – Basic	530,400	92,574		(P)	626,552
Weighted average common shares outstanding – Diluted	552,300	92,688		(P)	652,132

Net earnings per share attributable to common stockholders – Basic	$3.10	$1.11			$2.71

Net earnings per share attributable to common stockholders – Diluted	$3.06	$1.11			$2.68

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2018

(In thousands)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
ASSETS
Investments in real estate properties	$25,555,343	$4,775,133	$3,330,335	(B)	$33,660,811
Less accumulated depreciation	4,283,877	926,571	(926,571)	(C)	4,283,877
Net investments in real estate properties	21,271,466	3,848,562	4,256,906		29,376,934
Investments in and advances to unconsolidated entities	5,414,623	73,031	17,615	(D)	5,505,269
Assets held for sale or contribution	892,546	-	-		892,546
Net investments in real estate	27,578,635	3,921,593	4,274,521		35,774,749

Cash and cash equivalents	527,830	35,656	-		563,486
Other assets	1,396,417	125,897	336,069	(E)	1,858,383
Total assets	$29,502,882	$4,083,146	$4,610,590		$38,196,618

LIABILITIES AND EQUITY
Liabilities:
Debt	$9,427,124	$1,774,756	$61,054	(F)	$11,262,934
Accounts payable and accrued expenses	719,679	106,714	-		826,393
Other liabilities	629,576	125,492	(10,321)	(G)	744,747
Total liabilities	10,776,379	2,006,962	50,733		12,834,074

Capital:
Partners’ capital	16,102,328	2,060,514	4,553,990	(H)	22,716,832
Noncontrolling interests	2,624,175	15,670	5,867	(I)	2,645,712
Total capital	18,726,503	2,076,184	4,559,857		25,362,544
Total liabilities and capital	$29,502,882	$4,083,146	$4,610,590		$38,196,618

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the six months ended June 30, 2018

(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
Revenues:
Rental	$854,450	$165,679	$188	(J)	$1,020,317
Rental recoveries	246,172	53,525	-		299,697
Strategic capital	208,658	672	-		209,330
Development management and other	5,652	-	-		5,652
Total revenues	1,314,932	219,876	188		1,534,996
Expenses:
Rental	276,270	53,270	-	(K)	329,540
Strategic capital	78,710	-	-		78,710
General and administrative	120,043	20,288	-	(K)	140,331
Depreciation and amortization	407,754	83,499	40,025	(L)	531,278
Other	7,754	245	-		7,999
Total expenses	890,531	157,302	40,025		1,087,858

Operating income	424,401	62,574	(39,837)		447,138

Other income (expense):
Earnings from unconsolidated entities, net	125,205	2,166	(1,228)	(M)	126,143
Interest expense	(102,575)	(32,183)	11,121	(N)	(123,637)
Interest and other income (expense), net	7,617	(80)	-		7,537
Gains on dispositions of investments in real estate, net	289,372	43,974	-		333,346
Foreign currency and derivative gains, net	44,288	-	-		44,288
Losses on early extinguishment of debt, net	(702)	-	-		(702)
Total other income	363,205	13,877	9,893		386,975
Earnings before income taxes	787,606	76,451	(29,944)		834,113
Total income tax expense	30,656	221	-		30,877
Consolidated net earnings	756,950	76,230	(29,944)		803,236
Less net earnings attributable to noncontrolling interests	32,940	754	(24)	(O)	33,670
Net earnings attributable to controlling interests	724,010	75,476	(29,920)		769,566
Less preferred unit distributions	2,952	-	-		2,952
Net earnings attributable to common unitholders	$721,058	$75,476	$(29,920)		$766,614

Weighted average common units outstanding – Basic	539,547	97,223		(P)	639,372
Weighted average common units outstanding – Diluted	554,066	97,248		(P)	653,891

Net earnings per unit attributable to common unitholders – Basic	$1.32	$0.77			$1.18

Net earnings per unit attributable to common unitholders – Diluted	$1.30	$0.77			$1.17

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2017

(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Prologis	DCT (A)	Adjustments		Combined
Revenues:
Rental	$1,737,839	$320,295	$8,215	(J)	$2,066,349
Rental recoveries	487,302	102,731	-		590,033
Strategic capital	373,889	1,442	-		375,331
Development management and other	19,104	-	-		19,104
Total revenues	2,618,134	424,468	8,215		3,050,817
Expenses:
Rental	569,523	103,000	-	(K)	672,523
Strategic capital	155,141	-	-		155,141
General and administrative	231,059	28,994	-	(K)	260,053
Depreciation and amortization	879,140	169,466	78,596	(L)	1,127,202
Other	12,205	(274)	-		11,931
Total expenses	1,847,068	301,186	78,596		2,226,850

Operating income	771,066	123,282	(70,381)		823,967

Other income (expense):
Earnings from unconsolidated entities, net	248,567	6,394	(2,394)	(M)	252,567
Interest expense	(274,486)	(66,054)	24,029	(N)	(316,511)
Interest and other income (expense), net	13,731	(5)	-		13,726
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	1,182,965	47,126	-		1,230,091
Foreign currency and derivative losses, net	(57,896)	-	-		(57,896)
Losses on early extinguishment of debt, net	(68,379)	-	-		(68,379)
Total other income (expense)	1,044,502	(12,539)	21,635		1,053,598
Earnings before income taxes	1,815,568	110,743	(48,746)		1,877,565
Total income tax expense	54,609	2,267	-		56,876
Consolidated net earnings	1,760,959	108,476	(48,746)		1,820,689
Less net earnings attributable to noncontrolling interests	63,620	1,103	(9)	(O)	64,714
Net earnings attributable to controlling interests	1,697,339	107,373	(48,737)		1,755,975
Less preferred unit distributions	6,499	-	-		6,499
Loss on preferred unit repurchase	3,895	-	-		3,895
Net earnings attributable to common unitholders	$1,686,945	$107,373	$(48,737)		$1,745,581

Weighted average common units outstanding – Basic	536,335	96,044		(P)	636,167
Weighted average common units outstanding – Diluted	552,300	96,158		(P)	652,132

Net earnings per unit attributable to common unitholders – Basic	$3.10	$1.11			$2.71

Net earnings per unit attributable to common unitholders – Diluted	$3.06	$1.11			$2.68

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Preliminary Purchase Price Allocation

The following preliminary allocation of the DCT purchase price is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of DCT at June 30, 2018. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the Mergers. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the pro forma financial statements.

The estimated purchase price of DCT of $6.6 billion (as calculated in the manner described above) is allocated to the assets acquired and liabilities to be assumed based on the following preliminary basis at June 30, 2018 (dollar amounts in thousands):

Investments in real estate properties, net	$8,105,468
Investments in and advances to unconsolidated entities	90,646
Cash and other assets	497,622
Debt	(1,835,810)
Accounts payable, accrued expenses and other liabilities	(221,885)
Noncontrolling interests	(21,537)
Total estimated purchase price	$6,614,504

(2) Pro Forma Adjustments

Unless otherwise indicated, the pro forma adjustments apply to both Prologis, Inc. and Prologis OP.

(A)	In order to conform to the Prologis presentation, we condensed certain amounts presented in DCT historical financial statements and reclassified certain insignificant DCT balances.

Condensed Combined Balance Sheet Adjustments:

(B)

DCT’s real estate assets have been adjusted to their estimated fair value at June 30, 2018. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio. We determined the capitalization rates that were appropriate by market based on recent appraisals, transactions or other market data.

(C)	DCT’s historical accumulated depreciation balance is eliminated.

(D)

DCT’s investments in and advances to unconsolidated entities have been adjusted to their estimated fair value at June 30, 2018. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets.

(E)	Adjustments to DCT’s historical balance of other assets are as follows (in thousands):

Elimination of straight-line rent receivable	$(76,066)
Elimination of acquired lease intangible assets	(24,120)
Elimination of deferred financing costs	(691)
Recognition of value of acquired lease intangible assets	436,946
Total	$336,069

The fair value of acquired lease intangible assets includes leasing commissions, foregone rent and above market leases. We recognize an asset for leasing commissions based on our estimate of the cost to lease space in the applicable markets. Foregone rents include the value of the revenue and recovery of costs foregone during a reasonable lease-up period, as if the space was vacant, in each of the applicable markets. An asset was recognized for acquired leases with favorable rents based on our best estimate of current market rents in each of the applicable markets.

(F)

DCT’s debt balances have been adjusted to their estimated fair value at June 30, 2018. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities.

(G)	Adjustments to DCT’s historical balance of other liabilities are as follows (in thousands):

Elimination of unearned rent	$(29,694)
Elimination of acquired lease intangible liabilities	(18,704)
Recognition of value of acquired lease intangible liabilities	38,077
Total	$(10,321)

The fair value of acquired lease intangible liabilities includes a liability for acquired leases with unfavorable rents based on our best estimate of current market rents in each of the applicable markets.

(H)

Adjustments represent the elimination of historical DCT balances and the issuance of Prologis, Inc. common stock and Prologis OP common units in exchange for the shares of DCT Inc. common stock and DCT OP common units in the Mergers.

(I)	The adjustment for noncontrolling interests in the consolidated entities at June 30, 2018 is based on the noncontrolling interests’ share in the fair value adjustments described above.

Condensed Combined Statement of Income Adjustments:

The pro forma adjustments to the Statement of Income assume that a purchase price allocation done as of January 1, 2017 was equivalent to amounts assigned based on the estimated purchase price allocation.

(J)

Rental income is adjusted to remove $7.7 million and $14.7 million of DCT’s historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively. Rental income is further adjusted to recognize $7.9 million and $23.0 million attributed to acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of four years.

(K)

We expect that the Mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. As these adjustments cannot be factually supported, we have not included any estimate of the expected future cost savings.

(L)

Depreciation and amortization expense is adjusted to remove $83.5 million and $169.5 million of DCT’s historical depreciation and amortization expense and recognize $123.5 million and $248.1 million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of thirty years for operating properties and used the remaining lease term associated with the in-place leases that approximated six years.

(M)

We adjusted DCT’s investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that DCT recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(N)

At January 1, 2017, we reflected DCT’s debt at fair value. The adjustment to interest expense includes the removal of DCT’s historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The fair value represented a weighted average interest rate of 3.5% at June 30, 2018 (see note F).

(O)

An adjustment was made to reflect the adjustment to the income allocated to noncontrolling interests in the co-investment entities that DCT consolidates. In addition, an adjustment was made related to the limited partnership unitholders ownership percentage of 3.6% in the consolidated results of DCT OP, from the net impact of the purchase accounting adjustments described above.

(P)

The unaudited pro forma adjustment to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the exchange ratio, were as follows (in thousands):

	Six Months Ended	Year Ended
Prologis, Inc.	June 30, 2018	December 31, 2017
Prologis weighted average common shares outstanding – Basic	532,427	530,400
Shares issued to DCT stockholders – pro forma basis (1)	96,190	96,152
Weighted average common shares outstanding – Basic	628,617	626,552

Prologis weighted average common shares outstanding – Diluted	554,066	552,300
Shares and units issued to DCT stockholders – pro forma basis (1)	99,825	99,832
Weighted average common shares outstanding – Diluted	653,891	652,132

Prologis, L.P.
Prologis weighted average common units outstanding – Basic	539,547	536,335
Shares issued to DCT unitholders – pro forma basis (1)	99,825	99,832
Weighted average common units outstanding – Basic	639,372	636,167

Prologis weighted average common units outstanding – Diluted	554,066	552,300
Shares and units issued to DCT unitholders – pro forma basis (1)	99,825	99,832
Weighted average common units outstanding – Diluted	653,891	652,132

(1)

The pro forma weighted average shares or units outstanding assumes the issuance of shares and units of Prologis, Inc. common stock and Prologis OP common units in connection with the Mergers throughout all periods presented.